
                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                                 (In Thousands)


                                           2000      1999      1998
                                           ----      ----      ----
Diluted Earnings Per Share:
Weighted average shares of
common stock outstanding:

Balance outstanding - beginning of year    8,060     8,549     8,864

Weighted average shares
issued during the year ................        -         1        39

Weighted average shares of
treasury stock acquired ...............     (212)     (162)       (9)

Incremental shares of common stock
outstanding giving effect to stock
options ...............................      134       135         -
                                           -----     -----     -----
Weighted balance - end of year ........    7,848     8,522     8,854
                                           =====     =====     =====


                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                                 (In Thousands)


                                           2000       1998     1997
                                           ----       ----     ----
Basic Earnings Per Share:
Weighted average shares of
common stock outstanding:

Balance outstanding - beginning of year    8,060     8,549     8,864

Weighted average shares
issued during the year ................        -         1        39

Weighted average shares of
treasury stock acquired ...............     (212)     (162)      (84)
                                           -----     -----     -----
Weighted balance - end of year ........    7,848     8,388     8,819
                                           =====     =====     =====